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                                                                    Exhibit 10.6

                               SILICON VALLEY BANK

                           LOAN AND SECURITY AGREEMENT

Borrower:               Cascade Microtech, Inc.

Address:                14255 S.W. Brigadoon Court
                        Beaverton, OR  97005

Date:                   February 19, 1998

         THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1.       LOANS.

         1.1. LOANS. Silicon will make one or more loans to the Borrower (the "Loans") up to the amounts (the "Credit Limits") shown on the Schedule to this Agreement (the "Schedule") as the Credit Limit for such loans. The terms of the Loans are stated in this Agreement and in the Schedule. The terms of the Schedule are incorporated into this Agreement. The Borrower is responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and the Borrower shall not permit the amount of any Loan to exceed at any time the applicable Credit Limit for such Loan. The Borrower shall not permit the total amount of Loans and all other obligations to exceed at any time the aggregate Credit Limit for the Loans. If at any time the total of all outstanding Loans and all other Obligations exceeds the aggregate Credit Limit, the Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand.

         Borrower and Silicon may also enter into a Loan and Security Agreement (EXIM Program) and related documents (collectively, the "EXIM Documents") relating to an Export-Import Bank of the United States credit facility (the "EXIM Loan"). The form of such documents is attached to this Agreement. As of the date of execution of this Agreement, the Borrower had not supplied Silicon with all documentation necessary for the Borrower to qualify for the EXIM Loan. No advances shall be allowed under the EXIM Loan until such documentation has been provided to Silicon. Within five business days after Borrower's receipt of a letter from Silicon to the effect that Silicon is prepared to activated the EXIM Loan, the Borrower shall execute and deliver to Silicon the EXIM Documents.


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         1.2.     INTEREST: DEBT TO DEPOSIT ACCOUNTS. All Loans and all other monetary Obligations shall bear interest at the applicable rates shown on the Schedule. Interest shall be payable monthly on the due date shown on the monthly billing from Silicon to the Borrower. The Borrower shall regularly deposit all funds received from its business activities in accounts maintained by the Borrower at Silicon. The Borrower hereby requests and authorizes Silicon to debit any of the Borrower's accounts with Silicon, including without limitation account no. 3300066372, for payments of interest and principal due on the Loans and all other obligations owing by the Borrower to Silicon. Silicon shall promptly notify the Borrower of all debits which Silicon makes against the Borrower's accounts. Any such debit against the Borrower's accounts shall in no way be deemed a setoff by Silicon.

         1.3. FEES. The Borrower shall pay to Silicon at closing a commitment fee and other fees in the amounts shown on the Schedule. These fees are in addition to all interest and other sums payable to Silicon and are not refundable.

         1.4. ADDITIONAL COSTS. In case of any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) which:

                  (a) subjects Silicon to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Silicon imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Silicon; or

                  (c) imposes upon Silicon any other condition with respect to its performance under this Agreement,

and the results of any of the foregoing is to increase the cost to Silicon, reduce the income receivable by Silicon or impose any expense upon Silicon with respect to any loans, Silicon shall notify the Borrower thereof. Borrower agrees to pay to Silicon the amount to such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Silicon of a statement of the amount and setting forth Silicon's calculation thereof, all in reasonable detail.

2.       GRANT OF SECURITY INTEREST.

         2.1. OBLIGATIONS. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest on the Loans when due, and to pay and perform when due all other present and future indebtedness (including but not limited to any


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amount outstanding under the EXIM Loan), liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement, the EXIM Documents or any other present or future agreement (such as future agreements relating to letters of credit issued by Silicon) or otherwise. Silicon may, in its discretion, require that the Borrower pay monetary Obligations in cash to Silicon, or charge them to the Borrower's Loan account, in which event they shall bear interest at the rates applicable to the Loan to which such amounts are charged.

         2.2. COLLATERAL. As security for all Obligations, the Borrower hereby grants Silicon a continuing security interest in all of the Borrower's assets, including but not limited to all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) all accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) all inventory, goods, merchandise, materials, raw materials, work in process. finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; (c) all equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishing, furniture, materials, tools, machine tools, office equipment, computers, and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) all general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trademark applications, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, copyright applications, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter arising therefrom, all rights to purchase or sell real or personal property, all rights as a licenser or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchise of every kind; (e) all books and records, whether stored on computers or otherwise maintained; (f) all of the Borrower's cash; and
(g) all substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any license or rights now or in the future granted by the Borrower to any third parties in the ordinary course of the Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest, and Silicon may withhold such release in its reasonable discretion. The Borrower shall not, either directly or through any agent, employee, license or designee, file any assignment of any patent, trademark, or copyright which the Borrower may acquire from a third party with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or any similar office or agency in any other country, state, or political subdivision (the "Offices") unless the Borrower shall, on or prior to the date of such filing, notify Silicon of such filing, and upon request of


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Silicon, execute and deliver any and all assignments, agreements, instruments, documents and papers as Silicon may request to evidence Silicon's interest such patents, trademarks, or copyrights, as the case may be, including the goodwill and general intangibles of the Borrower relating thereto or represented thereby. The Borrower authorizes Silicon to amend any applicable notice of security interest or assignment executed pursuant to SECTION 4.9 of this Agreement without first obtaining the Borrower's approval of or signature to such amendment and to record such assignment with one or more of the Offices.

         2.3. COLLATERAL DEFINITIONS. Notwithstanding SECTION 2.2, for purposes of this Agreement, the intellectual property comprising the Collateral may be further defined to include the following:

                  (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth in EXHIBIT A attached to the Intellectual Property Security Agreement (collectively, the "Copyrights");

                  (b) All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on EXHIBIT B attached to the Intellectual Property Security Agreement (collectively, the "Patents");

                  (c) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation those set forth on EXHIBIT C attached to the Intellectual Property Security Agreement (collectively, the "Trademarks"); and

                  (d) Any series of related images, however fixed or encoded (i) having or representing the predetermined, three-dimensional pattern of metallic, insulating or semiconductor material present or removed from the layers of a semiconductor chip product; and (ii) in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product, including without limitation those set forth on EXHIBIT D attached to the Intellectual Property Security Agreement (collectively, the "Mask Works").

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         The Borrower represents and warrants to Silicon as follows, and the Borrower covenants that the following representations shall continue to be true, and that the Borrower shall comply with all of the following covenants:

         3.1. CORPORATE EXISTENCE AND AUTHORITY. The Borrower is and shall continue to be


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duly authorized, validly existing and in good standing under the laws of the state of its incorporation, as identified on the copy of the Borrower's Articles of Incorporation delivered to Silicon. The Borrower is and shall continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of the Agreement, and all other documents executed by the Borrower in connection with the Loans have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, and agreement or instrument that is binding upon the Borrower.

         3.2. NAME, TRADE NAMES AND STYLES. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on an Exhibit to the Schedule are all prior names of the Borrower and all of the Borrower's present and prior trade names. The Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrower has complied, and shall in the future comply, with all laws relating to the conduct of business under a fictitious business name.

         3.3. PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is the chief executive office for the Borrower. In addition, the Borrower has places of business only at, and Collateral of the Borrower is located only at the locations set forth on the Schedule. The Borrower shall give silicon at least 15 days' prior written notice before changing its chief executive office or moving Collateral (other than inventory sold in the ordinary course of business) to any location other than a location listed on the Schedule.

         3.4. TITLE OF COLLATERAL; PERMITTED LIENS. The Borrower is now, and shall at all times in the future be, the sole owner of all the Collateral, except for items of equipment that are leased by the Borrower and general intangibles subject to nonexclusive licenses granted by Borrower to its customers in charges, security interests, encumbrances and adverse claims, except of the following ("Permitted Liens"): (a) purchase money security interests in specific items of equipment financed by the Loans; (b) leases of specific items of equipment; (c) liens for taxes not yet payable; (d) additional security interests and liens consented to in writing by Silicon in its sole discretion; and (e) security interests being terminated substantially concurrently with this Agreement. Silicon shall have the right to require, as a condition to its consent under subparagraph (d) above, that the holder of the additional security interest or lien sign and intercreditor agreement on terms satisfactory to Silicon in its sole discretion, acknowledge that the holder's security interest is subordinate to Silicon's security interest. Silicon now has, and shall continue to have, a first priority, perfected and enforceable security interest in all of the Collateral. The Collateral shall not be subject to any other liens or security interests of any type except for the Permitted Liens. The Borrower shall at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or shall be affixed to any real property in such a manner, or with such intent, as to become a fixture.

         3.5. MAINTENANCE OF COLLATERAL. The Borrower shall maintain the Collateral in good working condition. The Borrower shall not use the Collateral for any unlawful purpose.


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         3.6.     BOOKS AND RECORDS. The Borrower has maintained and shall
maintain at the Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

         3.7. FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and shall be, prepared in conformity with generally accepted accounting principles and now and in the future shall completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and shall continue to be solvent.

         3.8. TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. The Borrower has timely filed, and shall timely file, all tax returns and reports required by foreign, federal, state and local law. The Borrower has timely paid, and shall timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owned by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (a) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms. The Borrower has not and shall not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         3.9. COMPLIANCE WITH LAW. The Borrower has complied, and shall comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

         3.10. LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefore known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower shall promptly inform Silicon in writing of any claim, proceeding, litigation or investigations in the future threatened or instituted by or against the Borrower involving amounts in excess of $100,000.


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         3.11.    USE OF PROCEEDS. All proceeds of all Loans shall be used
solely for lawful business purposes.



         3.12. NO PATENTS OR TRADEMARKS. The Borrower does not own, and the Borrower does not have pending any application for the registration of, any patent or trademark with the U.S. Patent and Trademark Office or any similar office or agency of any state of the United States of America or of any foreign jurisdiction, except as disclosed in the Schedule.

         3.13. HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The Borrower represents and warrants that: (a) the Borrower has no knowledge of (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the real properties owned or operated by the Borrower, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (b) neither the Borrower nor any subtenant, contractor, agent or other user authorized by Borrower of any of the real properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under or about any of the real properties owned or operated by the borrower except in compliance with all laws, regulations and ordinances described above. The Borrower authorizes Silicon and its agents, upon 24 hours' prior notice (which need not be in writing), to enter upon the real properties to make such inspections and tests as Silicon may deem appropriate to determine compliance of the real properties owned or operated by the Borrower with this Section of the Agreement. Any inspections or test made by Silicon shall be at Silicon's expense and for Silicon's purpose only, with such expense to be reimbursed by Borrower if an environmental condition or hazard is discovered, and shall not be construed to create any responsibility or liability on the part of Silicon to the Borrower or to any other person unless Silicon or its agents create or exacerbate an environmental hazard. The Borrower hereby (a) release and waives any future claims against Silicon for indemnity or contribution in the event the Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Silicon against any and all claims, losses, liabilities, damages, penalties, and expenses which Silicon may directly or indirectly sustain or suffer resulting form a breach of this Section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to the Borrower's ownership or interest in the real properties, whether or not the same was or should have been by the negligence or willful misconduct of Silicon. The provisions of this Section of the Agreement, including the obligation to indemnify, shall survive the payment of the obligations and the termination or expiration of this Agreement and shall not be affected by Silicon's acquisition of any interest in


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any of the real properties, whether by foreclosure or otherwise.

         3.14. NO CONFLICTS. Performance of this Agreement does not conflict with or result in a breach of any agreement to which Borrower is a party or by which Borrower is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Agreement constitutes an assignment.

         3.15. NO TRANSFERS OR ENCUMBRANCES. During the term of this Agreement, Borrower will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Borrower in the ordinary course of business or as set forth in this Agreement and the Permitted Liens.

         3.16. VALIDITY OF PATENTS. To its knowledge, each of the Patents, patent applications and like provisions are valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party.

         3.17. NOTICE OF CHANGE IN COMPOSITION. Borrower shall promptly advise Silicon of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Borrower in or to any Trademark, Patent or Copyright not specified in this Agreement.

         3.18. DUTY TO PROTECT AND DEFEND. Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and advise Silicon in writing on a quarterly basis of material infringements detected, and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Silicon, which shall not be unreasonably withheld, unless Borrower determines that reasonable business practices suggest that abandonment is appropriate.

         3.19. AFTER ACQUIRED COLLATERAL. This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Borrower first has rights in such after acquired Collateral, in favor of Silicon a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings refereed to in clause 3.20 below.

         3.20. NO AUTHORIZATION NECESSARY TO PLEDGE. To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the pledged Patents and Trademarks and the Register of Copyrights with respect to the pledged Copyrights necessary to perfect the security interests and assignment created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Borrower in the U.S., or (ii) for the perfection in the United States or the


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exercise by Silicon of its rights and remedies hereunder.

         3.21. ACCURATE INFORMATION. All information heretofore, herein or hereafter supplied to Silicon by or on behalf of Borrower with respect to the Collateral is accurate and complete in all material respects.



         3.22. NO CONFLICTING AGREEMENT. Borrower shall not enter into any agreement that would materially impair or conflict with Borrower's obligations hereunder without Silicon's prior written consent, which consent shall not be unreasonably withheld. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

         3.23. NOTICE OF IMPAIRMENT OF VALUE. Upon any executive officer of Borrower obtaining actual knowledge thereof, Borrower will promptly notify Silicon in writing of any event that materially adversely affects the value of any Collateral, the ability of Borrower to dispose of any Collateral or the rights and remedies of Silicon in relation thereto, including the levy of any legal process against any of the Collateral.

4.       ADDITIONAL DUTIES OF THE BORROWER

         4.1. FINANCIAL AND OTHER COVENANTS. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

         4.2. OVERADVANCE; PROCEEDS OF ACCOUNTS. If for any reason the total of all outstanding Loans and all other Obligations exceeds the total Credit Limit, as stated in the Schedule, the Borrower will pay Silicon the amount necessary to cure such over advance within two banking days of written or oral notice form Silicon to Borrower that such over advance exists. If Borrower does not make the full payment described in the preceding sentence within the time provided, then, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, the Borrower shall remit to Silicon all checks and other proceeds of the Borrower's accounts and general intangibles, in the same form as received by the Borrower, within one day after the Borrower's receipt of the same, to be applied to the Obligation in order as Silicon shall determine in its discretion.

         4.3. INSURANCE. The Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Unless an Event of Default has occurred, Silicon shall release to the Borrower insurance proceeds with respect to equipment totaling less


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than $100,000, which shall be utilized by the Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released shall be so used. If the Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies. Statutory notice regarding insurance:

                                     WARNING

         Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

         You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

         This coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

         4.4. REPORT. The Borrower shall provide Silicon with such written reports with respect to the Borrower as Silicon shall from time to time reasonably specify, including but not limited to the financial reports required as stated in the Schedule.

         4.5. ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books, records, ledgers, journals, or registers and the Borrower's books and records relating to the Collateral, provided that no prior notice is required upon the occurrence and continuation of an Event of Default. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies and attorneys, and pursuant to any subpoena or other legal process. Silicon will provide notice and an opportunity for Borrower to object to such disclosures in those instances when Silicon, in its sole discretion, determines that such notice and opportunity to object are feasible. Silicon shall treat such confidential information with the same degree of care it would its own confidential information. The Borrower shall reimburse Silicon for Silicon's actual costs for conducting two such audits per year, in an amount not to exceed $1,250 per audit. Silicon may


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debit the Borrower's deposit accounts with Silicon for the cost of such audits, in which event Silicon shall send notification thereof to the Borrower.

         4.6. NEGATIVE COVENANTS. Except as may be expressly permitted in the Schedule, the Borrower shall not, without Silicon's prior written consent, do any of the following: (a) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with another corporation if the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger does not exceed 25% of the Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens; (b) acquire any assets, including stock of any other entity, outside the ordinary course of business for an aggregate purchase price (whether paid in cash, in stock of the Borrower or other consideration) exceeding 25% of the Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the acquisition; (c) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (d) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business; (e) make any loans of any money or any other assets to shareholders, employees or any other person except in the ordinary course of business; (f) incur any debts that are outside the ordinary course of business or that would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations; (g) guarantee or otherwise become liable with respect to the obligations of another party or entity; (h) pay or declare any dividends on the stock of the Borrower (except for dividends payable solely in stock of the Borrower); (i) make any change in the Borrower's capital structure which has a material adverse effect on that Borrower or on the prospect of repayment of the Obligations; or (k) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction. Borrower will not unreasonably withhold consent with respect to clause (a) or clause (b) above.

         4.7. LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to Silicon, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that Silicon may deem reasonably necessary in order to prosecute or defend any such suit or proceeding.

         4.8. VERIFICATION. Silicon may, from time to time, following prior notification to the Borrower, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or Silicon or such other name as Silicon may reasonably choose, provided that no prior notification shall be required following an Event of Default. Silicon shall not be required to obtain the Borrower's consent prior to any such verification of accounts, whether or not an Event of Default has occurred.


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

         4.9. EXECUTE ADDITIONAL DOCUMENTATION. The Borrower agrees, as its expense, on request by Silicon, to execute from time to time all documents in form satisfactory to Silicon, as Silicon may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

         4.10. REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. The Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on an exhibit to the Intellectual Property Security Agreement delivered to Silicon by the Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such exhibit to instruments and documents from time to time as Silicon shall reasonably request to perfect Silicon's security interest in such additional intellectual property rights.

5.       TERM.

         5.1. MATURITY DATE. This Agreement shall continue in effect until the payment in full of the Obligations, provided, however, that the Borrower shall repay in full each Loan described on the Schedule, with all accrued but unpaid interest on that Loan, on or before the Maturity Date stated on the Schedule for such Loan.

         5.2. EARLY TERMINATION. Subject to SECTION 5.3, this Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (a) by the Borrower, effective three business days after written notice of termination is given to Silicon; or (b) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

         5.3. PAYMENT OF OBLIGATION. On the due dates stated in the Schedule, or on any earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, Silicon shall promptly deliver to the Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.


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

6.       EVENTS OF DEFAULT AND REMEDIES.

         6.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Silicon immediate written notice thereof: (a) any warranty, representation, statement, report or certificate made or delivered to Silicon by the Borrower or any of the Borrower's officers or employees, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation, including without limitation to the EXIM Loan; or (c) the total outstanding balance of any Loan exceeds the applicable Credit Limit, or the total Loans and other Obligations outstanding at any time exceed the aggregate Credit Limit for all Loans; or (d) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) the Borrower shall fail to pay or perform any other non-monetary Obligation, under this Agreement or any other agreement or document relating to the Loans or under the EXIM Documents relating to the EXIM Loan; or (f) any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral; or (g) dissolution, termination of existence, insolvency or business failure of the Borrower, or appointment of a receiver, trustee or custodian for all or any part of the property of , assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 90 days after the date commenced, or (i) revocation or termination of, or limitation of liability upon, any guaranty of the Obligations; or (j) commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (k) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, unless such payment is permitted in the applicable subordination agreement, or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (l) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (m) either the Borrower or any other party thereto shall breach any subordination agreement executed in connection with the Loans; or (n) the current common and preferred shareholders of the Borrower shall cease to own more than 50% of the outstanding common stock of the Borrower other than as the result of an initial public offering of securities by Borrower. If any of the foregoing defaults, other than a failure to pay money and breach of a financial covenant set forth in Schedule, is curable, it may be cured (and no Event of Default shall have occurred) if the Borrower cures the default within thirty days (or within ninety days in the case of clause (h) of this SECTION 6.1). Silicon may cease making any Loans hereunder during the above cure periods, and thereafter if an Event of Default has occurred.


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

         6.2. REMEDIES. Upon the occurrence of any Event of Default and the expiration of any applicable cure period under SECTION 6.1, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following: (a) cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes Silicon without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) require the Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) require the Borrower to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary endorsements, within one day after the date received by the Borrower;
(f) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrower's premises, vehicles, hoist, lifts, cranes, equipment and all other property without charge; (g) sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale; Silicon shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition; Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition; any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) demand payment of, and collect any accounts and general intangibles comprising Collateral and, in connection therewith, the Borrower irrevocably authorizes Silicon to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) offset


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

against any sums in any general, special or other deposit accounts maintained by the Borrower with Silicon; and (j) demand and receive possession of any of the Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable fees of professionals (including attorney's fees, (expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional two percent per annum above the rate otherwise applicable.

         6.3. STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. The Borrower and Silicon agree that a sale or other disposition (collectively, "Sale") of any Collateral which complies with the following standards shall conclusively be deemed to be commercially reasonable: (a) notice of the Sale is given to the Borrower at least seven days prior to the Sale, and, in the case of a public Sale, notice of the Sale is published at least seven days before the Sale in a newspaper of general circulation in the country where the Sale is to be conducted; (b) notice of the Sale describes the Collateral in general, non-specific terms; (c) the Sale is conducted at the place designated by Silicon, with or without the Collateral being present; (d) the Sale commences at any time between 8:00 a.m. and 6:00 p.m.; (e) payment of the purchase price in cash or by cashier's check or wire transfer is required; (f) with respect to any Sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

         6.4. POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably appoints Silicon (and any of Silicon's designated officers, or employees) as the Borrower's true and lawful attorney to: (a) send requests for verification of accounts or notify account debtors of Silicon's security interest in the accounts; (b) endorse the Borrower's name on any checks or other forms of payment or security that may come into Silicon's possession; (c) sign the Borrower's name on any invoice or bill of lading relating to any account, drafts against account debtors, schedules and assignments of accounts, verifications of amounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to the Borrower's policies of insurance; and
(e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Silicon determines to be reasonable; provided Silicon may exercise such power of attorney to sign the name of the Borrower on any of the documents described in SECTION 4.9 regardless of whether an Event of Default has occurred. The appointment of Silicon as the Borrower's attorney in fact, and each and every one of Silicon's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Silicon's obligation to provide advances hereunder is terminated.

         6.5. APPLICATION OF PROCEEDS. All proceeds realized as the result of any Sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations and


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

attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to Silicon for any deficiency. If Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any Sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount or purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

         6.6. REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the Uniform Commercial Code of Oregon and each state in which any Collateral is located, and under all other applicable laws, and under the EXIM Documents and any other instrument or agreement now or in the future entered into between Silicon and the Borrower, and all of such rights and remedies are cumulative and none is deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any other rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.       GENERAL PROVISIONS.

         7.1. NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrower at the addressees shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. In addition, Borrower shall send a copy of any notice to Silicon to the following address:
11000 S.W. Stratus, Suite 170, Beaverton, OR 97008-7113, Attn: Art Hiemstra. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage paid.

         7.2. SEVERABILITY. Should any provisions of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         7.3. INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. UNDER OREGON LAW, MOST


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

AGREEMENTS, PROMISES AND COMMITMENTS MADE BY SILICON AFTER OCTOBER 3, 1989, CONCERNIGN LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SILICON TO BE ENFORCEABLE.

         7.4. WAIVERS. The failure of Silicon at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrower. The Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

         7.5. NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

         7.6. AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of Silicon.

         7.7 TIME OF ESSENCE. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

         7.8. ATTORNEY'S FEES AND COSTS. The Borrower shall reimburse Silicon for all reasonable attorney's fees and fees of other professionals, and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorney's fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding (including any appeal or review); initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; or protect, obtain possession of, lease, dispose of, or


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

otherwise enforce Silicon's security interest in, the Collateral and otherwise represent Silicon in any litigation relating to the Borrower. If either Silicon or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and professionals' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment, and in any appeal or review by an appellate court. All fees and costs to which Silicon may be entitled pursuant to this Section shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

         7.9. BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrower from its liability for the Obligations. The Borrower agrees and consents to Silicon's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related to unrelated to Silicon. Silicon may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Silicon may have about the Borrower or about any other matter relating to the Loans and the Borrower hereby waives any rights to privacy it may have with respect to such matters. Silicon shall require any such purchasers or potential purchasers to enter into a confidentiality agreement, in such form as Silicon may specify in its sole discretion, and such confidentiality agreement shall by its terms be enforceable by Borrower. The Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Silicon shall sell participation interests only to financial institutions it deems financially sound and responsible. The Borrower also agrees that the purchaser of any such participation interests shall be considered as the absolute owners of such interest in the Loans and shall have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.

         7.10. SECTION HEADINGS; CONSTRUCTION. Section headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable section, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrower under any rule of construction or otherwise.

         7.11. MUTUAL WAIVER OF JURY TRIAL. The Borrower and Silicon each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between Silicon and the Borrower, or any conduct, acts or omissions of Silicon or the Borrower or any of their


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

directors, officers, employees, agents, attorneys or any other person affiliated with Silicon or the Borrower, in all of the foregoing cases, whether sounding in contract or tort or otherwise.

         7.12. GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and construed in accordance with, the laws of the State of Oregon. Any undefined term used in this Agreement that is defined in the Oregon Uniform Commercial Code shall have the meaning assigned to that term in the Oregon Uniform Commercial Code. As a material part of the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at Silicon's option, be litigated in courts located within Oregon, and that the exclusive venue therefor shall be, at Silicon's option, Washington County or Multnomah County, Oregon; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

         7.13. OTHER LOAN. Silicon has been informed that a subsidiary of Borrower, Cascade Microtech, Japan has borrowed 130,000,000 yen from Bank of Tokyo - Mitsubishi Ltd., which is guaranteed by Cascade Microtech, Inc.

                      BORROWER:

                             CASCADE MICROTECH, INC.

                             By:      /s/  Randall Sadewic
                                -----------------------------------------

                             Title:   CFO
                                   --------------------------------------

                      SILICON:

                             SILICON VALLEY BANK

                             By:      /s/  Bruce Helberg
                                -----------------------------------------
                             Title:        Vice- President
                                   --------------------------------------


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

                     SCHEDULE TO LOAN AND SECURITY AGREEMENT

BORROWER:         Cascade Microtech, Inc.

SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT

CREDIT LIMIT:              An amount not to exceed the lesser of: (i) $4,000,000
                           at any one time outstanding; or (ii) the amount of the "Borrowing Base", as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean the sum of 80% of the Net Amount of Borrower's eligible accounts receivable. With respect to Borrower's accounts, "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. All
                           Letters of Credit and Exchange Contracts issued under this Secured Accounts Receivable Line of Credit shall reduce dollar for dollar the amount otherwise available for borrowing under this Loan.

                           Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts in which Silicon does not have a first priority, perfected security interest; accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (except as approved in writing by Silicon), accounts owing from governmental agencies in excess of $500,000, accounts owing form one account debtor to the extent they exceed 25% of total eligible accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise ("Contra Accounts"). Contra Accounts shall be eligible to the extent of the net difference between the account receivable and the account payable; however, if the account payable exceeds the account receivable, the entire account receivable shall be ineligible. In addition, if more than 50% of the total dollar amount of accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing. Account owing from a debtor outside of the United States may, in Silicon's sole discretion, be considered eligible for borrowing if they are supported by letters of credit from foreign banks acceptable to Silicon.

INTEREST RATE:             The interest rate applicable to this Loan shall be a
                           rate


Page 21 - LOAN AND SECURITY AGREEMENT
                           equal to the "Prime Rate" in effect from time to time, plus 0.255 per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate", it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

COMMITMENT FEE:            One-quarter of one percent per annum of the maximum
                           commitment amount of $6,000,000 or $15,000, which fully earned and payable at closing. (Any Commitment
                           Fee previously paid by the Borrower in connection with this loan shall be credited against this Fee.)

MATURITY DATE:             February 18, 2000, at which time all unpaid principal
                           and accrued but unpaid interest shall be due and payable.

LETTERS OF CREDIT:         Subject to the terms of this Agreement, as amended
                           from time to time, Silicon shall issue or cause to be issued under the Credit Limit standby and commercial letters of credit for the account of Borrower in an aggregate face amount not to exceed the Credit Limit.
                           Each such standby letter of credit that has an expire date later than the Maturity Date shall be secured by cash in Silicon's possession on and after the Maturity Date in an amount equal to the face amount of such letter of credit. All such letters of credit shall be, in form and substance, acceptable to Silicon in its sole discretion and shall be subject to the terms and conditions of Silicon's form application and letter of credit agreement.

FOREIGN EXCHANGE
SUBLIMIT:                  Borrower may utilize up to the Credit Limit for spot
                           and future foreign exchange contracts (the "Exchange
                           Contracts"). Exchange Contracts that provide for delivery of settlement after the Maturity Date in an amount equal to 10% of the gross amount of such Exchange Contracts that provide for delivery of settlement after the Maturity Date. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amounts in its bank account.


Page 22 - LOAN AND SECURITY AGREEMENT

                           Whenever Borrower desires an advance, Borrower will notify Silicon by facsimile transmission or by telephone not later than 11:00 a.m. California time, two business days before the advance is to be made. Each such notification shall be promptly confirmed by a borrowing base certificate. Silicon shall be entitled to rely on any such telephone notice given by any person who Silicon reasonably believes to be an officer of Borrower, and Borrower shall indemnify and hold Silicon harmless for any damages or loss suffered by Silicon as a result of such reliance.

                           Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Silicon terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                           Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than the Credit Limit, nor shall Borrower permit the total gross amount of all Exchange Contracts of which Borrower is a party, outstanding at any one time, to exceed the Credit Limit.

                           The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements the Borrower will pay all standard fees and charges of Silicon in connection with Exchange Contracts.

                           Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys fees of counsel of Silicon's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").


Page 23 - LOAN AND SECURITY AGREEMENT

SECURED TERM LOAN NO. 1

CREDIT LIMIT:              An amount not to exceed $2,150,000 at any one time
                           outstanding

                           Once the maximum amount of the principal has been advanced under this Secured Term Loan No. 1, Borrower is no longer entitled to further advances on this Loan. Borrower shall not have the right to reborrow any amount on this Secured Term Loan No. 1 that has been repaid by Borrower. Advances may be requested in writing by Borrower or an authorized person. Silicon may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Secured Term Loan No. 1 at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

PURPOSE: Borrowers shall use the proceeds of this Secured Term Loan No. 1 to repay the existing term loan payable to Bank of America.

INTEREST RATE:             The interest rate applicable to the Secured Term Loan
                           No.1 shall be a fixed rate of 7.71% per annum.
                           Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed.

AMORTIZATION:              Borrower shall pay Silicon on the last day of each
                           month, commencing with March, 1998, payments of principal and interest in the amount necessary to repay fully the amount of the Secured Term Loan No. 1 in 48 equal month payments.

MATURITY DATE:             February 28, 2002, at which time all unpaid principal
                           and accrued but unpaid interest, fees and other charges shall be due and payable.

COMMITMENT
FEE:                       None.

SECURED EQUIPMENT TERM LOAN NO.2

CREDIT LIMIT:              An amount not to exceed the lesser of (i) $1,500,000
                           at any one time outstanding; or (ii) the amount of the "Equipment Borrowing Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing
                           Base" shall mean 100% of the invoice value of equipment purchased by Borrower after December 1, 1997. Silicon will make advances against


Page 24 - LOAN AND SECURITY AGREEMENT
                           software and leasehold improvements in an amount not to exceed 35% of the commitment amount of this Loan. Silicon shall have no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts are identified on the invoices submitted to Silicon. Equipment to be included in the Equipment Borrowing Base must be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, must not be subject to any liens in favor of any person or entity other than Silicon, and must be subject to a first priority, perfected security interest in favor of Silicon. Silicon shall have no obligation to make advances against non-standard equipment. Silicon shall have no obligation to make advances on this Secured Equipment Term Loan No. 2 after that date which is one year from the date of execution of this Agreement. Advances under this Secured Equipment Term Loan No. 2 will not be made until the third quarter of 1998 and at such time as Borrower has provided sufficient evidence, in Silicon's sole discretion, that Borrower will be in compliance with the Debt Service Coverage Ratio covenant set forth below. At that time, Silicon shall make advances under this Secured Equipment Term Loan NO. 2 from time to time, based on invoices and other documentation as shall be requested by Silicon to support such advances. The Borrower's indebtedness to Silicon with respect to this Schedule and the Loan Agreement, not by a separate promissory note unless required by Silicon.

                           Borrower shall submit to Silicon such invoices, advance requests and other information, in form acceptable to Silicon, as Silicon shall reasonably require from time to time.

                           Once the maximum amount of the principal has been advanced under this Secured Equipment Term Loan No. 2, Borrower is no longer entitled to further advances on this Loan. Borrower shall not have the right to reborrow any amount on this Secured Equipment Term Loan No. 2 that has been repaid by Borrower. Advances may be requested in writing by Borrower or an authorized person. Silicon may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Secured Equipment Term Loan No. 2 at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

PURPOSE: Borrowers shall use the proceeds of this Secured Equipment Term Loan No. 2 to finance the purchase of new equipment, software and leasehold improvements.

INTEREST RATE:             The interest rate applicable to the Secured Equipment
                           Term Loan No. 2 shall be a rate equal to the "Prime
                           Rate" (as defined above) in effect from


Page 25 - LOAN AND SECURITY AGREEMENT
                           time to time, plus 0.50% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate. At the conclusion of the advance period, a fixed rate alternative (set at 275 basis points in excess of the yield of U.S. Treasury Bills of similar maturity, as publicly announced in the Wall Street Journal or other public source) will be made available to Borrower by Silicon.

AMORTIZATION:              Borrower shall pay Silicon monthly payments of
                           interest only on the last day each month commencing with March, 1998. In addition, Borrower shall pay
                           Silicon on the last day of each month, commencing with March 31, 1999, the amount necessary to repay fully the amount of the Secured Equipment Term Loan
                           No. 2 in 36 monthly payments.

MATURITY DATE:             February 28, 2002, at which time all unpaid principal
                           and accrued but unpaid interest, fees and other charges shall be due and payable.

COMMITMENT
FEE: $5,000 payable at closing. This fee is fully earned at closing and is non-refundable. (Any Commitment Fee previously paid by the Borrower in connection with this loan shall be credited against this Fee.)

PRIOR NAMES OF
BORROWER:                  See attached Exhibit B

TRADE NAMES OF
BORROWER:                  See attached Exhibit B

TRADEMARKS OF
BORROWER:                  See attached Exhibit B

OTHER LOCATIONS
AND ADDRESSES:             See attached Exhibit B

MATERIAL ADVERSE
LITIGATION:                See attached Exhibit B

FINANCIAL
COVENANTS:                 The Borrower shall at all time comply with all of the
                           following covenants, all of which shall be determined and measured on a quarterly basis in accordance with generally accepted accounting principles, on a consolidated basis with any subsidiary of Borrower, except as otherwise stated below:


Page 26 - LOAN AND SECURITY AGREEMENT

TANGIBLE NET
WORTH: Borrower shall at all times maintain a Tangible Net Worth of not less than $9,000,000.



DEBT TO TANGIBLE
NET WORTH RATIO:           Borrower shall at all times maintain a ratio of total
                           liabilities to Tangible Net Worth of not more than 1.50:1.00. For purposes of this calculation, total liabilities shall exclude deferred revenues and debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms satisfactory to Silicon.

QUICK RATIO:               Borrower shall maintain a ratio of Quick Assets
                           (defined below) to current liabilities less deferred revenue of not less than .85:1.00 for the quarter ending March 31, 1999 increasing to 1.00:1.00 beginning with the quarter following Borrower's receipt of new equity in an amount not less than $2,000,000 as reflected on Borrower's financial statement (2/18/99).

DEBT SERVICE
COVERAGE RATIO:            Borrower shall maintain (2/18/99) on a quarterly
                           basis, a Debt Service Coverage Ratio of not less than 1.50:1.00 measured on an annualized basis as of the end of each fiscal quarter or Minimum Liquidity
                           Coverage. Borrower shall maintain on a quarterly basis, a ratio of unrestricted cash (and equivalents) plus not availability under the Revolving Facility divided by all outstandings under Secured Term Loan
                           No. 1.

DEFINITIONS:               "Quick Assets" means cash on hand or on deposit in
                           banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                           "Tangible Net Worth" means stockholders' equity plus debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms of satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

                           "Debt Service Coverage Ratio" means Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), divided by the Current Maturities of Long-Term Debt (CMLTD) plus interest, on an annualized basis. For quarterly calculations, quarterly EBITDA is matched against 25% of CMLTD plus interest.


Page 27 - LOAN AND SECURITY AGREEMENT

OTHER COVENANTS:           Borrower shall at all times comply with all of the
                           following additional covenants:

                           BANKING RELATIONSHIP. Borrower and its subsidiaries shall at all times maintain their primary banking relationship with Silicon. Neither Borrower nor its subsidiaries shall establish any deposit accounts of any type with any bank or other financial institution other than Silicon without Silicon's prior written consent.

                           FINANCIAL STATEMENTS AND REPORTS. The Borrower shall provided Silicon: (a) within 30 days after the end of each month, a monthly financial statement (consisting of a income statement and a balance sheet) prepared by the Borrower in accordance with generally accepted accounting principles; (b) within 20 days after the end of each moth, an accounts receivable aging report and an accounts payable aging report, in such form as silicon shall reasonably specify; (c) within 20 days after the end of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of the Borrower only at such times as (i) there are outstandings under the Revolving Facility and prior to a disbursement when there are no outstandings, or (ii) exposure under the Foreign Exchange sublimit is greater than $500,000.(5/7/99);
                           (d) within 30 days after the end of each quarter, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, setting forth calculations showing compliance (at the end of each such calendar quarter) with the financial covenants set forth on the Schedule, and certifying that throughout such quarter the Borrower was in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; (e) within 90 days following the end of the Borrower's fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon, together with an unqualified opinion of such accountants; and (f) within 30 days after the end of each quarter, an updated list of all Borrower's Patents, Trademarks, Copyrights and Mask Works and a report of material infringement claims under Section 3.18.

CONDITIONS TO
CLOSING: Before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1. LOAN DOCUMENTS:


Page 28 - LOAN AND SECURITY AGREEMENT

                           Silicon shall have received this Agreement, the Schedule, an Intellectual Property Security Agreement if requested by Silicon, executed by the Borrower, and such other loan documents as Silicon shall require, each duly executed and delivered by the parties thereto.

2.  DOCUMENTS RELATING
TO AUTHORITY, ETC.:

                           Silicon shall have received each of the following in form and substance satisfactory to it:

                           (a)      Certified Copies of the Articles of
                           Incorporation and Bylaws of the Borrower;

                           (b) A Certificate of Good Standing issued by the Secretary of State of the Borrower's state of incorporation and such other states as Silicon may reasonably request with respect to the Borrower;

                           (c) A certified copy of a Resolution adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and any other documents or certificates to be executed by the Borrower in connection with this transaction; and

                           (d) Incumbency Certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower.

3.  PERFECTION AND
PRIORITY OF SECURITY:

                           Silicon shall have received evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted Liens, which evidence shall include, without limitation, a certificate from the appropriate state agencies showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral, and evidence of the due filing of any Intellectual Property Security Agreement with the U.S. Copyright Office or other security documents required by Silicon.

4. INSURANCE:              Silicon shall have received evidence satisfactory to
                           it that all insurance


Page 29 - LOAN AND SECURITY AGREEMENT
                           required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5. OTHER INFORMATION:

                           Silicon shall have received such other statements, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request, all of which must be acceptable to Silicon.

                           Silicon shall have conducted an examination of the Borrower's books, records, ledgers, journals, and registers, as Silicon may deem necessary, and shall be satisfied with the results of such examination in its reasonable discretion.

         Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule:

                                    BORROWER:

                                    CASCADE MICROTECH, INC.


                                    By: /s/ Randy Sadewic
                                       -----------------------------------------
                                    TITLE:   CFO
                                          --------------------------------------

                                    SILICON:

                                    SILICON VALLEY BANK


                                    By: /s/  Bruce Helberg
                                       -----------------------------------------
                                    Title:    VICE - PRESIDENT
                                          --------------------------------------


Page 30 - LOAN AND SECURITY AGREEMENT

                                    EXHIBIT A

                       [INSERT BORROWING BASE CERTIFICATE]


Page 31 - LOAN AND SECURITY AGREEMENT

                             Cascade Microtech, Inc.
              B O R R O W I N G   B A S E   C E R T I F I C A T E
--------------------------------------------------------------------------------

                          ACCOUNTS RECEIVABLE ACTIVITY

1.       Accounts Receivable Balance as of _____________           $____________

2.       Minus: Ineligible Acccounts

            a.   Amounts over 90 days                 $_________
            b.   Cross Aging over 50%                 __________
            c.   Excess 25% concentration             __________
            d.   Credit Balances over 90 days         __________
            e.   Foreign accounts                     __________
            f.   Governmental accounts                __________
            g.   Contra Accounts                      __________
            h.   Intercompany/Employee Accounts       __________
            i.   Other: ______________                __________

3.          Eligible Accounts Receivable (Line 1 minus Line 2)     $____________

4.          Funds Available                                        $____________
            (The lesser of Line 3 multiplied by 80% or $6,000,000)

                                  LOAN ACTIVITY

5.          Total funds Available:
            (Line 4)                                               $____________

6.          Loan Balance as of ___________________                 $____________

7.          Less any L/C's outstanding                             $____________

8.          Foreign Exchange Contracts outstanding $____________

8a.         Foreign Exchange Reserve (Line 8 multiplied by 10%)    $____________

9.          Reserve Position (Line 5 minus Line 6,7 & Line 8a)     $____________

--------------------------------------------------------------------------------

The above listed collateral is subject to a security interest in favor of SILICON VALLEY BANK pursuant to the terms of a Loan and Security Agreement executed between the Bank and the undersigned.

Submitted By:                             Accepted  By:


Page 32 - LOAN AND SECURITY AGREEMENT

CASCADE MICROTECH, INC.                   SILICON VALLEY BANK

----------------------------              ---------------------------

                                    EXHIBIT B

                                   TRADENAMES

                                   PRIOR NAMES

                                   TRADEMARKS

                          OTHER LOCATIONS AND ADDRESSES

                           MATERIAL ADVERSE LITIGATION

                               [OTHER DISCLOSURES]


Page 33 - LOAN AND SECURITY AGREEMENT

                                    EXHIBIT B

HEADQUARTERS

Cascade Microtech, Inc.
14255 SW Brigadoon Court
Beaverton, OR  97005
(503) 626-8245
(503) 626-4466 Fax

REGIONAL SALES OFFICES

Cascade Microtech, Inc.
43196 Christy Street
Fremont, CA  94538
(510) 440-8117
(510) 440-1742 Fax

Cascade Microtech, Inc.
4000 Barranca Parkway, Suite 250
Irvine, CA  92714
(714) 262-3224
(714) 262-3255 Fax

WHOLLY-OWNED SUBSIDIARIES

Cascade Microtech, Ltd. Europe
3 Somerville Court
Banbury Business Park
Adderbury
Oxon OX17 3 SN UK
011-44-1295-81-28-28
001-44-1295-81-28-29 Fax

Cascade Microtech Japan
Sumitomo Aobadai Hills Bldg. Rm 1F
7-7 Aobadai 4-chome
Meguro-ku, Tokyo 153 Japan
011-81-3-5478-6100
011-81-3-5478-6105 Fax

CURRENT LITIGATION

Micromanipulator Company


Page 34 - LOAN AND SECURITY AGREEMENT

Carson City, Nevada


Page 35 - LOAN AND SECURITY AGREEMENT

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of February 18, 1999, by and between Cascade Microtech, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto (the "Domestic Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Secured Accounts Receivable Line of Credit in the original principal amount if Six Million Dollars ($6,000,000) ("Revolving Facility"), a Secured Term Loan No. 1 in the original principal amount of Two Million One Hundred Fifty Thousand Dollars ($2,150,000) ("Term Loan 1") and a Secured Equipment Term Loan No. 2 in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) ("Term Loan 2"). The revolving Facility was modified pursuant to, among other documents, a Loan Modification Agreement dated March 17, 1998, pursuant to which, among other things, the Revolving Facility was decreased to Four Million Five Hundred Thousand Dollars ($4,500,000). Furthermore, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement (Exim Program) dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto, (the "Exim Loan Agreement"). The Exim Loan Agreement provided for, among other things, and Export Line of Credit in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Exim Revolving Facility"). The Exim Revolving Facility was modified pursuant to, amount other documents, a Loan Modification Agreement dated March 17, 1998, pursuant to which, among other things, the Exim Revolving Facility was increased to Three Million Dollars ($3,00,000). The Domestic Loan Agreement and the Exim Loan Agreement shall be collectively referred to as the "Loan Agreements." Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTEES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreements and by the Intellectual Property Collateral as described in the Intellectual Property Security Agreement. Additionally, repayment of the Exim Revolving Facility is guaranteed by the Export-Import Bank of the United States.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO DOMESTIC LOAN AGREEMENT (AND SCHEDULE
                  THERETO).

         1. The first sentence of the Section entitled "Credit Limit" is hereby amended to read as follows:

                  An amount not to exceed the lesser of: (I) $4,000,000 at any one time outstanding of (ii) the amount of the "Borrowing Base" as defined therein.

         2. The second paragraph of the Section entitled "Credit Limit" is hereby amended in part to read as follows:

                  Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts in which Silicon does not have a first priority, perfected security interest; accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (except as approved in writing by Silicon), accounts owing from governmental agencies in excess of $500,000, accounts owing from one account debtor to the extent they exceed 25% of total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise ("Contra Accounts").

         3. The section entitled "Maturity Date" is hereby amended in its entirety to read as follows:

                  February 18, 2000, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.

B.       MODIFICATION(S) TO EXIM LOAN AGREEMENT.

         1. The first paragraph of the Section entitled "Credit Limit" is hereby amended to read as follows:

                  An amount not to exceed the lesser of : (I) $2,500,000 at any one time outstanding or (ii) a total of 90% of the value of the Borrower's eligible export receivables, which are eligible of borrowing as provided in the EXIM Documents, plus 70% of the value of Borrower's exportable inventory which is eligible for borrowing as provided in the EXIM Documents, which Silicon in its reasonable discretion deems eligible for borrowing.

         2. The section entitled "Maturity Date" is hereby amended in its entirety to read as follows:

                  February 18, 2000, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.

C.       MODIFICATION(S) TO LOAN AGREEMENTS.

         1. The section entitled "Financial Covenants" is hereby amended in part to read as follows:

                  QUICK RATIO. Borrower shall maintain on a quarterly basis, a ration of Quick Assets (as defined therein) to current liabilities less defered revenue of not less than 0.85 to 1.00 beginning with the quarter ending March 31, 1999, increasing to 1.00 to 1.00 beginning with the quarter following Borrower's receipt of new equity in an amount not less than $2,000,000 as reflected on Borrower's financial statement.

         2. Debt Service Coverage Ratio. Borrower shall maintain on a quarterly basis, a Debt Service Coverage Ratio (as defined therein) of not less than 1.50 to 1.00 measured on an annualized basis as of the end of each fiscal quarter;

                                             OR

                  MINIMUM LIQUIDITY COVERAGE. Borrower shall maintain on a quarterly basis, a ratio of unrestricted cash (and equivalents) plus net availability under the Revolving Facility divided by all outstandings under Secured Term Loan No. 1 of not less than 2.00 to 1.00.

4. CONSISTENT CHANGES. The existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEES. Borrower shall pay to Silicon a fee in the amount of Ten Thousand Dollars ($10,000) (the "Domestic Loan Fee") and a fee in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500) (the "Exim Loan Fee") and collectively, the "Loan Fees", plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon (I) Borrower's payment of the Loan Fees and (ii) Bank's receipt of the Exim Borrower Agreement, fully executed by the Borrower.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   SILICON:

CASCADE MICROTECH, INC.                     SILICON VALLEY BANK

By:    /s/ Randall Sadewic                  By:   /s/  Bruce Helberg
   ---------------------------------           ---------------------------------
Name:  Randall Sadewic                      Name:      Bruce Helberg
     -------------------------------             -------------------------------
Title: CFO                                  Title:     VP
      ------------------------------              ------------------------------

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of May 7, 1999, by and between Cascade Microtech, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto (the "Domestic Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Secured Accounts Receivable Line of Credit in the original principal amount of Six Million Dollars ($6,00,000) ("Revolving Facility"), a Secured Term Loan No. 1 in the original principal amount of Two Million One Hundred Fifty Thousand Dollars ($2,150,000) ("Term Loan 1") and a Secured Equipment Term Loan No. 2 in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) ("Term Loan 2"). The Revolving Facility was modified pursuant to among other documents, a loan Modification Agreement dated February 18, 1999, pursuant to which, among other things, the Revolving Facility was decreased to Four Million Dollars ($4,000,000). Furthermore, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement (Exim Program) dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto, (the "Exim Loan Agreement").The Exim Loan Agreement provided for, among other things, an Export Line of Credit in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Exim Revolving Facility"). The Exim Revolving Facility was modified pursuant to, among other documents, a Loan Modification Agreement dated February 18,1999, pursuant to which, among other things, the Exim Revolving Facility was increased to Two Million Five Hundred Thousand Dollars ($2,500,000). The Domestic Loan Agreement and the Exim Loan Agreement shall be collectively referred to as the "Loan Agreements." Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements. Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreements and by the Intellectual Property Collateral as described in the Intellectual Property Security Agreement. Additionally, repayment of the Exim Revolving Facility is guaranteed by the Export-Import Bank of the United States.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO DOMESTIC LOAN AGREEMENT (AND SCHEDULE
                  THERETO).

                  1. The paragraph entitled "Financial Statements and Reports" under the section entitled "Other Covenants" is hereby amended in part to provide that Borrower shall be required to provide Silicon a Borrowing Base Certificate only at such times as (i)there are outstandings under the Revolving Facility and prior to a disbursement when there are no outstandings, or
                           (ii) exposure under the Foreign Exchange Sublimit is greater than $500,000.

         B.       MODIFICATION(S) TO EXIM LOAN AGREEMENT (AND SCHEDULES
                  THERETO).

                  1. The paragraph entitled "Financial Statements and Reports" under the section entitled "Other Covenants" is hereby amended in part ot provide that Borrower shall be required to provide Silicon a Borrowing Base Certificate within 5 days of a request of disbursement of funds, only at such times as (I) there are outstandings under the Exim Revolving Facility and prior to a disbursement when there are no outstandings, or (ii) exposure under the Foreign Exchange Sublimit (under the Domestic Loan Agreement) is greater that $500,000.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Load Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be release by virtue of this Loan Modification

Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   SILICON:

CASCADE MICROTECH, INC.                     SILICON VALLEY BANK

By:    /s/ Randall Sadewic                  By:
   ---------------------------------           ---------------------------------
Name:  Randall Sadewic                      Name:
     -------------------------------             -------------------------------
Title: CFO                                  Title:
      ------------------------------              ------------------------------

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of June 14, 1999, by and between Cascade Microtech, Inc. ("Borrower") and Silicon Valley Bank (Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated February 19, 1998, as may be amended from time to time, together with any and Schedules attached thereto (the "Domestic Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Secured Accounts Receivable Line of Credit in the original principal amount of Six Million Dollars ($6,000,000) ("Revolving Facility"), a Secured Term Loan No. 1 in the original principal amount of Two Million One Hundred Fifty Thousand Dollars ($2,150,000) ("Term Loan 1"). The Revolving Facility was modified pursuant to, among other documents, a Loan Modification Agreement dated February 18, 1999, pursuant to which, among other things, the Revolving Facility was decreased to Four Million Dollars ($4,000,000). Furthermore, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement (Exim Program) dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto, (the "Exim Loan Agreeement"). The Exim Loan Agreement provided for, among other things, an Export Line of Credit in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Exim Revolving Facility"). The Exim Revolving Facility was modified pursuant to, among other documents, a Loan Modification Agreement dated February 19, 1999, pursuant to which, among other things, the Exim Revolving Facility was increased to Two Million Five Hundred Thousand Dollars ($2,500,000). The Domestic Loan Agreement and the Exim Loan Agreement shall be collectively referred to as the "Loan Agreements." Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements. Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreements and by the Intellectual Property Collateral as described in the Intellectual Property Security Agreement. Additionally, repayment of the Exim Revolving Facility in guaranteed by the Export-Import Bank of the United States.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENTS (AND SCHEDULE THERETO).

                  1. The paragraph entitled "Minimum Liquidity Coverage" is hereby amended in its entirety to read as follow:

                           Borrower shall maintain on a quarterly basis, a ratio of unrestricted case (and equivalents) plus met availability under the Revolving Facility divided by all outstandings under Secure Term Loan No. 1 of not less than 1.75 to 1.00.

         B.       MODIFICATION(S) TO DOMESTIC LOAN AGREEMENT (AND SCHEDULE
                  THERETO).

                  1. The following paragraphs entitled "Equipment Advances" are incorporated in to the Loan Agreement Schedule to read as follows:

                           EQUIPMENT ADVANCES.

                           (a) Through December 14, 1999(the "Equipment Availability End Date"), Silicon will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding $500,000. The Equipment Advances may only be used to purchase Equipment purchased on or after 180 days before the requested Equipment Advance and may not exceed 100% of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Each Equipment Advance must be for minimum of $50,000 and the maximum number of Equipment Advances that will be made is 6.

                           (b) Interest rate. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.50 percentage points above the Prime Rate. At Borrower's option, the outstanding Equipment Advances as of the Equipment Availability End Date may accrue interest on the outstanding principal balance through the Equipment Loan Maturity Date either (I) at a rate per annum of 0.50 percentage point above the Prime Rate or (ii) at a per annum fixed rate of equal to the Treasury Rate, as described below. Such fixed rate is subject to a Prepayment Fee, as described below. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances outstanding on the Equipment Availability End Date are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the 14th day of each month following the Equipment Availability End Date and ending on December 14, 2002 the (Equipment Loan Maturity Date). Equipment Advances when repaid may not be reborrowed.

                           (c) To obtain an Equipment Advance, Borrower must notify Silicon (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

                           "Prepayment Fee" is a fee on any portion of the Obligations with a fixed interest rate (the "Fixed Obligations") paid before the payment due date. "Base Interest Rate" means Bank's initial cost of funding the Fixed Obligations. The Prepayment Fee is calculated as follows: First, Silicon determines a "Current Market Rate" based on what the Silicon would receive if it loaned the remaining amount on the prepayment date in a wholesale funding market matching maturity, remaining principal and interest amounts and principal and interest payment dates (the aggregate payments received are the "Current Market Rate Amount"). Silicon may select any wholesale funding market rate as the Current Market Rate. Second, Silicon will take the prepayment amount and calculate the present value of each remaining principal and interest payment which, without prepayment, the Silicon would have received during the term of the Fixed Obligations using the Base Interest Rate. The sum of the present value calculations is the "Mark to Market Amount." Third, the Silicon will subtract the Mark to Market Amount form the Current Market Rate Amount. Any amount greater than zero is the Prepayment Fee.

                           "Treasury Rate" is as of the Equipment Availability End Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a ) the U.S. Treasury Note yield to maturity for a 36 months Treasury Note as quoted in The Wall Street Journal, plus (b) 275 basis points.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Silicon a fee in the amount of Five Hundred Dollars ($500) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date herof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agres that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warrantes, and agreements, as set forth is the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   SILICON:

CASCADE MICROTECH, INC.                     SILICON VALLEY BANK

By:_____________________________            By:___________________________
Name:___________________________            Name:_________________________
Title:__________________________            Title:________________________

                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:                           CASCADE MICROTECH, INC.

LOAN OFFICER:                       BRUCE HELBERG

DATE:                               JUNE 14, 1999

                                    LOAN FEE                            $500.00
                                    DOCUMENTATION FEE                   $250.00

                                    TOTAL FEES DUE                      $750.00
                                                                        -------

         { }  A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         { }  DEBIT DDA#______________FOR THE TOTAL AMOUNT.

         { }  LOAN PROCEEDS

BORROWER


-----------------------------------------
AUTHORIZED SIGNER                  (DATE)

-----------------------------------------
SILICON VALLEY BANK                (DATE)
ACCOUNT OFFICER'S SIGNATURE

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification is entered into as of March 17, 1998, by and between Cascade Microtech, Inc. ("Borrower") whose address is 14255 SW Brigadoon Court, Beaverton, OR 97005 and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto (the "Domestic Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Secured Accounts Receivable Line of Credit in the original principal amount of Six Million Dollars ($6,000,000) (the "Revolving Facility"). Furthermore, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement (Exim Program) dated February 19, 1998, as may be amended from time to time, together with any and all Schedules attached thereto, (the "Exim Loan Agreement"). The Exim Loan Agreement provided for, among other things, an Export Line of Credit in the original principal amount of One Million Five Hundred Thousand Dollars (1,500,000) (the "Exim Revolving Facility"). The Domestic Loan Agreement and the Exim Loan Agreement shall be collectively referred to as the "Loan Agreements. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreements and by the Intellectual Property Collateral as described in the Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing of securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO DOMESTIC LOAN AGREEMENT

                  1. The first sentence in the Section entitled "Credit Limit" under the Schedule to Loan and Security Agreement is hereby amended to read as follows:

                           An amount not to exceed the lesser of : (I)
                           $4,500,000 at any one time outstanding; or (ii) the amount of the "Borrowing Base", as defined below.

         B.       MODIFICATION(S) TO EXIM LOAN AGREEMENT

                  1. The first two paragraphs in the Section entitled "Credit Limit" under the Schedule to Loan and Security Agreement (Exim Program) is hereby amended to read as follows:

                           An amount not to exceed the lesser of: (I) $3,000,000 at any one time outstanding; or (ii) a total of 90% of the value of Borrower's eligible export receivables, which are eligible for borrowing as provided below and in the EXIM Documents, plus 70% of the value of Borrower's exportable inventory which is eligible for borrowing as provided below and in the EXIM Documents, which Silicon in its reasonable discretion deems eligible for borrowing.

                           Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's reasonable discretion, the following shall not be deemed eligible for borrowing: accounts in which Silicon does not have a first priority, perfected security interest; accounts outstanding for more than 60 days from the due date of the invoice, accounts subject to any contingencies, accounts in excess of $10,000 owing from an account debtor outside the United States (except as approve in writing by Silicon), accounts owing from governmental agencies, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise ("Contra Accounts"). Contra Accounts shall be eligible to the extent of the net difference between the account receivable and the account payable; however, if the account payable exceeds the account receivable, the entire account receivable shall be ineligible. In addition, if more than 50% of the total dollar amount of accounts owing from an account debtor are outstanding more than 60 days from the due date of the invoice or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   SILICON:

CASCADE MICROTECH, INC.                     SILICON VALLEY BANK

By:    /s/ Randall Sadewic                  By:   /s/  Bruce Helberg
   ---------------------------------           ---------------------------------
Name:  Randall Sadewic                      Name:      Bruce Helberg
     -------------------------------             -------------------------------
Title: CFO                                  Title:     VP
      ------------------------------              ------------------------------